Exhibit 99.1

PRESS RELEASE

Merchants Bancorp’s Joy State Bank Completes Acquisition of Farmers-Merchants National Bank of Paxton

For Release October 1, 2018

CARMEL, Indiana — (PR Newswire) - Merchants Bancorp, Carmel, IN (“Merchants”; Nasdaq: MBIN), and its subsidiary, Joy State Bank, an Illinois charted bank located in Joy, IL (“Joy”) announced today it has closed on its acquisition of FM Bancorp, Inc., a bank holding company located in Paxton, Illinois (“FM Bancorp”), and FM Bancorp’s subsidiary, Farmers-Merchants National Bank of Paxton, a national banking association located in Paxton, Illinois (“Farmers-Merchants”). Effective October 1, 2018, FM Bancorp has merged with and into Merchants, with Merchants as the surviving entity, and Farmers-Merchants has merged with and into Joy, with Joy as the surviving bank.

“Closing this transaction adds to our growing presence in Illinois and represents another milestone in supporting our vision of sustainable growth into new products and markets that will benefit all our stakeholders,” said Michael Petrie, Chairman and CEO of Merchants. The acquisition of Farmers-Merchants, adds $112 million in assets and $98 million in total deposits, as of June 30, 2018, to Merchants.

Additionally, beginning October 22, 2018, Joy State Bank’s name will change to Farmers-Merchants Bank of Illinois. “The name Farmers-Merchants Bank of Illinois will better reflect the bank’s relationship as part of the Merchants family and help demonstrate to customers its presence beyond Mercer County, Illinois after closing this acquisition, but at the same time not losing the bank’s roots as a community focused and agricultural lender,” said Mr. Petrie.

ABOUT MERCHANTS BANCORP

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business with a focus on Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community

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banking.  Merchants Bancorp, with $3.8 billion in assets and $3.2 billion in deposits as of June 30, 2018, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Joy State Bank, RICHMAC Funding LLC and Merchants Mortgage, a division of Merchants Bank of Indiana.  Additional information is available at www.merchantsbankofindiana.com.

ABOUT JOY STATE BANK

Joy State Bank has served the Mercer County, IL community and the surrounding area for over 95 years.  Joy currently offers Mobile Banking, Internet Banking, Roth IRAs and Health Savings Accounts and is continuing to develop other products. After the closing of this transaction, Joy will operate out of five branches located in Joy, Melvin, New Boston, Paxton, and Piper City, Illinois. Additional information is available at www.joystatebank.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com